UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2025

NEXTNRG, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 NW 183rd Street, Miami, Florida 33169

(Address of principal executive offices, including Zip Code)

(305) 791-1169

(Registrant’s telephone number, including area code)

EZFILL HOLDINGS, INC.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NXXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 13, 2025, NextNRG, Inc. (formerly known as EzFill Holdings, Inc.), a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with ThinkEquity LLC (“Representative”), as representative of the underwriters (“Underwriters”) named on Schedule I thereto, relating to the Company’s firm commitment underwritten public offering (the “Offering”) of common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to sell 5,000,000 shares (“Shares”) of Common Stock to the underwriters at a public offering price of $3.00 per share (the “Offering Price”), and granted the Representative a 45-day over-allotment option to purchase up to 750,000 additional shares of Common Stock, equivalent to 15% of the shares of Common Stock sold in the Offering (the “Option”), pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-261984) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

The closing of the Offering occurred on February 18, 2025. The net proceeds to the Company from the sale of the Shares, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, is expected to be approximately $13.3 million. The Company intends to use the net proceeds from the Offering to expand its business, repay outstanding indebtedness, and general corporate purposes, including working capital.

Upon closing of the Offering, the Company issued the Representative warrants (the “Representative’s Warrants”) as compensation to purchase up to 250,000 shares of Common Stock, representing 5% of the aggregate number of Shares sold in the Offering. The Representative’s Warrants will be exercisable at a per share exercise price of $3.75, which represents 125% of the Offering Price. The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the Shares in the Offering.

The Underwriting Agreement contains customary representations, warranties and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriters, severally and not jointly, for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors, executive officers and holders of 5% or more of the Shares have entered into “lock-up” agreements with the Representative that generally prohibit, without the prior written consent of the Representative and subject to certain exceptions, the sale, transfer or other disposition of securities of the Company for a period of six months (with respect to the Company’s directors and executive officers) and three months (with respect to the holders of 5% or more of the issued and outstanding shares of Common Stock who are not directors and executive officers) from February 13, 2025. Further, pursuant to the terms of the Underwriting Agreement, the Company has agreed for a period of three months from February 13, 2025, subject to certain exceptions, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause the filing of any registration statement under the Securities Act with respect to any shares of common stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock of the Company, other than a customary universal “shelf” registration statement, which the Company will file within 30 days following the earlier of the expiration of such three month period or the date the Company becomes initially eligible to file such registration statement; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit, term loan arrangement or other debt instrument with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company. In addition, for a period of 24 months after February 13, 2025, the Company will not directly or indirectly enter into an agreement to engage in any “at-the-market”, continuous equity or variable rate transaction without the prior written consent of the Representative.

For a period of 36 months following February 18, 2025, the Representative will have an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, for each and every future public and private equity and debt offerings for the Company, or any successor to or any subsidiary of the Company, including all equity linked financings, on terms customary to the Representative. The Representative will have the sole right to determine whether or not any other broker-dealer will have the right to participate in any such offering and the economic terms of any such participation. The Representative will not have more than one opportunity to waive or terminate the right of first refusal in consideration of any payment or fee.

The foregoing descriptions of the Underwriting Agreement and the Representative’s Warrants do not purport to be complete and is qualified in its entirety by reference to the copy of the Underwriting Agreement and the form of Representative’s Warrant, which are filed herewith as Exhibits 1.1 and 4.1, respectively.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously reported in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 16, 2023, November 8, 2023 and September 27, 2024, the Company, the members of Next Charging LLC (the “Members”) and Michael Farkas, an individual, as the representative of the Members entered into an Exchange Agreement dated August 10, 2023 as amended by the Amended and Restated Exchange Agreement, dated November 2, 2023 (as so amended the “Original Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging LLC in exchange for the issuance by the Company to the Members of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”). Subsequently, Next Charging LLC converted to a corporation organized in the State of Nevada named NextNRG Holding Corp. (“Next”) effective as of March 1, 2024 (the “Conversion”), which Conversion continued the existence of the prior entity in the new corporate form and the prior members of Next Charging LLC remained as shareholders of NextNRG.

As reported on the Company’s Current Report on Form 8-K filed with the Commission on June 14, 2024, on June 11, 2024, in order to reflect the Conversion, the Company, all of the shareholders of Next (the “Shareholders”) and Michael Farkas as the representative of the Shareholders (the “Shareholders’ Representative”) executed a second amended and restated agreement to replace the Original Exchange Agreement in its entirety (the “Second Amended and Restated Exchange Agreement”). Pursuant to the Second Amended and Restated Exchange Agreement, the Company agreed to acquire from the Shareholders 100% of the shares of Next in exchange for the issuance by the Company to the Shareholders of Common Stock.

As reported on the Company’s Current Report on Form 8-K filed with the Commission on July 25, 2024, on July 22, 2024, the Company and the Shareholders’ Representative entered into the first amendment to the Second Amended and Restated Exchange Agreement (“First Amendment”) to add a new section 2.10 to the Second Amended and Restated Exchange Agreement providing that, in the event that the Company at any time prior to the closing undertakes any forward split of the Common Stock, or any reverse split of the Common Stock, any references to numbers of shares of Common Stock and the shares of Common Stock to be issued to the Shareholders as set forth in the Second Amended and Restated Exchange Agreement shall be deemed automatically updated and adjusted to the extent still applicable.

As reported on the Company’s Current Report on Form 8-K filed with the Commission on September 27, 2024, on September 25, 2024, the Company and the Shareholders’ Representative entered into the second amendment to the Second Amended and Restated Exchange Agreement (“Second Amendment”). Under the Second Amendment, the consideration to be paid to the Shareholders was revised from 40,000,000 shares of Common Stock to 100,000,000 shares of Common Stock (“Exchange Shares”) of which, 25,000,000 or 50,000,000 shares of the Exchange Shares would be vested on the closing date, and the remaining 75,000,000 or 50,000,000 shares of the Exchange Shares would be subject to vesting or forfeiture. The Second Amendment also provides that in the event that the acquisition of an acquisition target (as defined under the Second Amended and Restated Exchange Agreement) by Next (the “Target”), directly or indirectly through Next or a subsidiary of Next, had been completed prior to the closing, then 50,000,000 of the Exchange Shares would be the “Vested Shares” and 50,000,000 of the Exchange Shares would be the “Restricted Shares” subject to vesting. In the event that the acquisition of the acquisition Target by Next, directly or indirectly through Next or a subsidiary of Next, had not been completed prior to the closing, then 25,000,000 of the Exchange Shares shall be the “Vested Shares” and 75,000,000 of the Exchange Shares shall be the “Restricted Shares” subject to vesting. The Second Amendment also amends and restates the vesting schedule for the Restricted Shares and includes amendments to omit and amend certain provisions of the Second Amended and Restated Exchange Agreement in light of the amendment to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation”).

On February 13, 2025, the closing (the “Next Closing”) of the transactions contemplated by the Second Amended and Restated Exchange Agreement, as amended by the First Amendment and Second Amendment, was completed, and in connection therewith Next became a wholly owned subsidiary of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

At the Next Closing, the Company issued 100,000,000 Exchange Shares, 50,000,000 of which vested as of the date of the Closing, and 50,000,000 of which were subject to vesting or forfeiture, as consideration paid to the Shareholders,

The issuance of the Exchange Shares was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2025, in connection with the Next Closing, Michael D. Farkas (aged 52) was appointed Chief Executive Officer and Executive Chairman of the Company, and Yehuda Levy ceased to be the Company’s Interim Chief Executive Officer.

Mr. Farkas is the founder and former Executive Chairman and CEO of Blink Charging Co. (NASDAQ: BLNK), and is the founder and, since 1997, managing director of The Farkas Group, a privately held investment firm. In addition, Mr. Farkas was also the Founder, Chairman and Chief Executive Officer of the Atlas Group, where its subsidiary, Atlas Capital Services, a broker-dealer, successfully raised capital for numerous public and private clients. Over the last 32 years, Mr. Farkas has established a successful track record as a principal investor across a variety of industries. Since 2016, Mr. Farkas has served as CEO and director of Balance Labs Inc (OTC: BLNC).

Other than those transactions described in Item 2.01 above, Mr. Farkas has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Other than those transactions described in Item 2.01 above and as previously disclosed at the section entitled “Certain Relationships and Related Transactions, and Director Independence” in that certain prospectus filed pursuant to Rule 424(b)(4) of the Securities Act with the Commission on February 14, 2025, which disclosure is incorporated herein by reference, Mr. Farkas has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K. Mr. Farkas is the beneficial owner of approximately 75.2% of the Company’s issued and outstanding common stock.

In connection with his appointment, Mr. Farkas will enter into a standard indemnification agreement with the Company in the form previously approved by the Board of Directors of the Company.

On February 14, 2025, Joel Kleiner (aged 36) was appointed Chief Financial Officer of the Company. Mr. Kleiner has been the Chief Financial Officer of NextNRG since August 2024. From October 2021 to December 2022, Mr. Kleiner served as a Director of Finance at Torii Software, and from January 2023 to July 2024. Mr. Kleiner served as the VP of Finance at Torii Software where he takes the lead in financial strategy and planning initiatives as a member of the leadership team, partnering with leaders to develop and execute comprehensive financial plans aligned with corporate objectives. From June 2019 to March 2021, Mr. Kleiner served as a controller of Stella Connect (which was acquired by Medallia Inc. in September of 2022) and from March 2021 to September 2021, he served as the B2B SaaS Customer Feedback and Quality Assurance at Stella Connect. Mr. Kleiner has also previously served as a Financial Analyst at the Government of Israel Ministry of Finance Economic Mission in the US from July 2013 to July 2015 and served as an Accounting Technician at the Commission from January 2013 to June 2013. Mr. Kleiner is a Certified Public Accountant in the state of New York.

Mr. Kleiner has (i) no arrangements or understandings with any other person pursuant to which he was appointed to as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Kleiner has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Mr. Kleiner holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

In connection with his appointment, Mr. Kleiner will enter into a standard indemnification agreement with the Company in the form previously approved by the Board of Directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Next Closing, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Certificate of Incorporation of the Company (the “Certificate of Amendment”) to change the name of the Company from EzFill Holdings, Inc. to NextNRG, Inc. The Certificate of Amendment took effect as of 9:00AM Eastern Standard Time on February 14, 2025.

A copy of the Certificate of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 13, 2025, the Company issued a press release with respect to the Company’s entering into the Underwriting Agreement and pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

On February 18, 2025, the Company issued a press release with respect to the closing of the Offering. A copy of this press release is filed as Exhibit 99.2 to this Current Report and incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The consolidated balance sheets of Next as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes, are included as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information required by Item 9.01(b) is included as Exhibit 99.4 to this Current Report on Form 8-K and is incorporated herein by reference.

(d) Exhibits

No.	Description

1.1	Underwriting Agreement, dated February 13, 2025, between NextNRG, Inc. (formerly known as EzFill Holdings, Inc.) and ThinkEquity LLC.
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware as of February 13, 2025.
4.1	Form of Representative’s Warrants.
99.1	Press Release issued by NextNRG, Inc. (formerly known as EzFill Holdings, Inc.), dated February 13, 2025.
99.2	Press Release issued by NextNRG, Inc., dated February 18, 2025.
99.3	Next and Subsidiary Consolidated Financial Statements (incorporated by reference to pages F-89 through F-132 of the Prospectus filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, with the Commission as of February 14, 2025).
99.4	Unaudited Pro Forma Condensed Combined Financial Information (incorporated by reference to pages F-133 through F-144 of the Prospectus filed pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, with the Commission as of February 14, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NextNRG, Inc.

By:	/s/ Michael Farkas
Name:	Michael Farkas
Title	Chief Executive Officer, Chairman of the Board and Executive Chairman

Date: February 18, 2025